                                                                   EXHIBIT 10.10


                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made and entered into as of January 1, 2000 and amended effective January 1, 2000, by and between RONNIE AUSTIN, a resident of the State of Georgia ("Employee"), and COMMUNITY TRUST FINANCIAL SERVICES CORPORATION, a Georgia bank holding company ("CTFS").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, CTFS wishes to obtain assurances from Employee that CTFS will have the benefit of Employee's services on the terms and subject to the conditions set forth herein; and

     WHEREAS, Employee wishes to obtain assurances from CTFS on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, CTFS and Employee agree as follows:

     1.   Employment. CTFS hereby employs Employee, and Employee hereby accepts
          ----------
such employment and agrees to perform services for CTFS , for the period and upon the other terms and conditions set forth in this Agreement.

     2.   Term. The term (the "Term") of Employee's employment hereunder shall
          ----
be for a period of five (5) years, commencing as of the date of this Agreement and ending on December 31, 2002, subject to earlier termination as hereinafter specified.

     3.   Position and Duties.
          -------------------

          3.01  Service with CTFS. During the term of this Agreement, Employee
                -----------------
shall serve as, and his title shall be, President and Chief Executive Officer of CTFS. In such position, Employee agrees to perform such employment duties consistent with such position as the Board of Directors of CTFS shall assign to him from time to time. Employee also agrees to serve, during the Term hereof, as requested by the Board of Directors of CTFS, and without any additional compensation, as a Director of CTFS and as an executive officer and/or director of any corporations or other entities affiliated with CTFS.

          3.02  Performance of Duties. Employee agrees to serve CTFS faithfully
                ---------------------
and to the best of his ability and to devote all of his time, energy and skill during regular and assigned business hours to such employment. During the Term hereof, Employee shall not serve as an officer, director or employee of any other entity not affiliated with CTFS without the prior written consent of CTFS' Board of Directors. Notwithstanding the foregoing, (i) Employee may pursue such personal investment and financial matters as do not conflict with his obligations and commitments to CTFS, (ii) Employee may participate in charitable, religious or civic activities such as serving on a school board, church board or community fund committee and (iii) Employee may participate in such other activities as the Board of Directors of CTFS may from time to time approve in writing. Employee hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement.

     4.   Compensation.
          ------------

     Section 4.01 Base Salary. As compensation for all services to be rendered
                  -----------
by Employee under this Agreement, CTFS shall pay to Employee an initial annual base salary for the period from January 1, 1998 through and including December 31, 1998, of $119,025.00. The base salary shall be subject to an annual cost of living increase, or, at the discretion of CTFS, an increase which exceeds the scheduled cost of living increase. The cost of living increase shall be an amount equal to the product of (i) the "CPI Adjustment" (hereinafter defined) multiplied by (ii) the base salary in effect immediately prior to such increase. The effective date of all such increases shall be retroactive to January 1 of the year in which the adjustment takes effect notwithstanding the fact that the CPI Adjustment generally will not be capable of being calculated until some time in February or March of such year. The base salary described in this Section 4.01, as it may be increased from time to time, is referred to herein as the "Base Salary." The Base Salary shall be paid in bi-weekly installments in accordance with CTFS' normal payroll procedures and policies.

     For purposes of this Section 4.01, "CPI Adjustment" shall mean the lesser of (i) 7.5% or (ii) the percentage increase, if any, in the "CPI-U Index" (hereinafter defined) between (a) the average CPI-U Index for the year immediately preceding the year in which the Base Salary adjustment in question is to take effect and (b) the average CPI-U Index for the immediately preceding year. "CPI-U Index" shall mean the "Consumer Price Index For All Urban Consumers, Atlanta, Georgia (1982-84=100) as published by the Bureau of Labor Statistics of the United States Department of Labor. If the CPI Adjustment is zero or a negative number, the amount of the CPI Adjustment shall, for purposes of this Section 4.01, be deemed to be zero.

     By way of example, if: (i) Employee's Base Salary in effect on December 31, 1998 is $119,025; (ii) the average CPI-U Index for 1998 (as published by the Bureau of Labor Statistics in February, 1999) is 158.4; and (iii) the average CPI-U Index for 1997 (as published by the Bureau of Labor Statistics in February, 1998) is 156.0, then, effective January 1, 1999, the Base Salary increase would be calculated as follows:

               CPI  Adjustment = 1.54% (158.4 - 156.0 = 2.4;  2.4/156.0 = 1.54%)
               Base Salary Increase = $1,833 ($119,025 x 1.54%)
               New Base Salary = $120,858 ($119,025 + 1,833)

          4.02  Incentive Compensation; Stock Option Programs.
                ---------------------------------------------

     (a) For each full fiscal year of CTFS that this agreement remains in effect, Employee shall receive, subject to meeting performance goals set annually by CTFS for CTFS and its subsidiaries, in addition to the Base Salary described in Section 4.01, annual incentive compensation. The maximum amount of annual incentive compensation shall be fifteen (15) percent of the Base Salary in effect on the last day of the fiscal year for which CTFS is paying incentive compensation.

     In the event this Agreement is terminated pursuant to Section 10.01(d) or 10.01(e) hereof and such termination occurs during, as opposed to at the end of, a fiscal year of CTFS, Employee shall be entitled to a pro rata portion of the incentive compensation that Employee would have received had this Agreement remained in effect through the end of such fiscal year. The pro rata portion to which Employee is entitled shall be determined by multiplying such incentive compensation by a fraction, the numerator of which is the number of days during the fiscal year in question that this Agreement was in effect and the denominator of which is the total number of days in such fiscal year.

     (b) On each January 1 during the term of this Agreement, CTFS shall cause to be granted to Employee an option to acquire 1,000 shares of CTFS common stock, provided that there are a sufficient number of shares available to support such a grant under CTFS' 1993 Stock Option Plan (or a successor plan). Each such option shall be granted pursuant to, and shall be subject to all of the terms and conditions of, CTFS' 1993 Stock Option Plan (or a successor plan).

          4.03  Automobile. CTFS shall provide Employee with use of a late model
                ----------
automobile which shall be used by Employee for business purposes and which also may be used by Employee for personal use. CTFS shall also reimburse Employee for all fuel and maintenance expenses associated with such automobile. Employee shall be solely responsible for payment of any and all federal, state and local taxes (including, but not limited to, income taxes) associated with or attributable to personal use of such automobile.

          4.04  Participation in Benefit Plans. Employee shall also be entitled
                ------------------------------
to participate, on a comparable basis with other senior executives of CTFS, in all employee benefit plans or programs of CTFS in effect from time to time including, but not limited to, medical, dental, life and disability insurance programs. Employee's participation in any such plan or program shall be subject to all provisions, rules and regulations applicable thereto. Notwithstanding anything in this Section 4.04 to the contrary, Employee's participation in bonus or incentive compensation programs and stock option programs shall be governed by the specific provisions of Section 4.02 hereof and not by this
Section 4.04.

          4.05  Expenses. In accordance with CTFS' policies established from
                --------
time to time, CTFS shall pay or reimburse Employee for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers and receipts.

     5.   Confidentiality.
          ---------------

          5.01  General. In Employee's position as an employee of CTFS, Employee
                -------
has had and will have access to confidential information, trade secrets and other proprietary information of vital importance to CTFS, to Community Trust Bank, CTFS' wholly-owned subsidiary (the Bank) and to subsidiaries and affiliates of CTFS and the Bank, and Employee has and will also develop relationships with customers, employees and others who deal with CTFS and the Bank (and their subsidiaries and affiliates) which are of value to CTFS and the Bank. CTFS requires as a condition to Employee's employment with CTFS that Employee agree to certain restrictions on Employee's use of the proprietary information and valuable relationships developed during Employee's employment with CTFS. In consideration of the terms and conditions contained herein, the parties hereby agree as follows:

          5.02  Fiduciary Responsibility. CTFS and Employee mutually agree and
                ------------------------
acknowledge that CTFS and the Bank (and their subsidiaries and affiliates) may entrust Employee with highly sensitive confidential, restricted and proprietary information concerning various "Business Opportunities" (hereinafter defined), customer lists, and personnel matters. Employee acknowledges that, as an essential incident of Employee's employment with CTFS, Employee shall bear a fiduciary responsibility to CTFS to protect such information from use or disclosure that is not necessary for the performance of Employee's duties hereunder.

          5.03  Definitions. For the purposes of this Agreement, the following
                -----------
definitions shall apply:

     (a) "Trade Secret" means information, without regard to form, including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or lists of actual or potential customers or suppliers, which (i) are not commonly known by or available to the public, (ii) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and (iii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Trade Secret also shall include any other information defined as a "trade secret" under the Georgia Trade Secrets Act of 1990, O.C.G.A. 10-1-760 through 10-1-767.

     (b) "Confidential Information" shall mean any data or information, other than Trade Secrets, which is material to CTFS or to the Bank or to Community Loan Company, an industrial loan company subsidiary of CTFS ("CLC"), and which is not generally known by the public. Confidential Information shall include, but not be limited to, data or information related to (i) the taking of deposits, making loans and extensions of credit, cashing checks, and other operations incident to the business of banking ("Business of Bank"), (ii) the loaning of money in amounts of $3,000 or less pursuant to the Georgia Industrial Loan Act (O.C.G.A. 7-3-1 et seq.) ("Business of CLC"), (iii) any information
                         -- ---
pertaining to the identity of the customers, depositors or borrowers served by, or Business Opportunities (hereinafter defined) of, the Bank or CLC, (iv) the details of this Agreement, CTFS', the Bank's and CLC's respective business, marketing and acquisition plans and (v) financial statements and projections, and the costs of the services the Bank or CLC may offer or provide to the customers, depositors or borrowers they serve, to the extent such information is material to CTFS, the Bank or CLC and not generally known by the public.

     (c) "Business Opportunities" shall mean any specialized information or plans of CTFS, the Bank or CLC concerning the business of CTFS, the Bank or CLC, including, but not limited to, the financing of or investment in, by CTFS, the Bank or CLC, any target person, business or project, together with all related information concerning the specifics of any contemplated financing, investment, acquisition or purchase (including pricing, terms, and the identity of such person, business or project) regardless of whether CTFS, the Bank or CLC has entered any agreement, made any commitment, or issued any bid or offer to such person, business or project.

     (d) Notwithstanding the definitions of Trade Secrets, Confidential Information and Business Opportunities set forth above, Trade Secrets, Confidential Information and Business Opportunities shall not include any information:

          (i) that is or becomes generally known to the public (other than as a result of a breach of this Agreement by Employee);
          (ii) that is developed by Employee after termination of employment through entirely independent efforts;
          (iii) that Employee obtains from an independent source having a bona fide right to use and disclose such information;
          (iv) that is required to be disclosed by law, except to the extent eligible for special treatment under an appropriate protective order; or
          (v) that the respective Boards of Directors of CTFS, the Bank or CLC approve for unrestricted release by express written authorization.

          5.04  Trade Secrets. Employee shall not, without the prior written
                -------------
consent of the Board of Directors of CTFS, during his employment with CTFS and for so long thereafter as the information or data remain Trade Secrets, use or disclose, or negligently permit any unauthorized person who is not an employee of CTFS, the Bank or CLC to use, disclose, or gain access to, any Trade Secrets of CTFS or the Bank or CLC, or of any of their subsidiaries or affiliates, or of any other person or entity making Trade Secrets available for CTFS' or the Bank's or CLC's (or any of their subsidiaries' or affiliates') use.

          5.05  Confidential Information. Employee shall not, without the prior
                ------------------------
written consent of the Board of Directors of CTFS , during his employment with CTFS and for a period of two (2) years after termination of his employment for any reason, as long as the information or data remain competitively sensitive, use or disclose, or negligently permit any unauthorized person who is not employed by CTFS, the Bank or CLC to use, disclose, or gain access to, any Confidential Information to which the employee obtained access by virtue of his employment with CTFS.

          5.06  Observance of Security Measures. During Employee's employment
                -------------------------------
with CTFS, Employee is required to observe all security measures adopted to protect Trade Secrets, Confidential Information and Business Opportunities of CTFS or the Bank or CLC.

     6.   Solicitation of Customers, Borrowers or Depositors
          --------------------------------------------------

          6.01  After Termination of Employment. Upon termination of this
                -------------------------------
Agreement for any reason, Employee shall not, directly or indirectly, as principal, agent, trustee or consultant or through the agency of any corporation, partnership, association, trust or other entity or person, on Employee's own behalf or for others, within two (2) years after such termination actively solicit, divert, or take away, or attempt to actively solicit, divert, or take away any customers, depositors or borrowers of CTFS, the Bank or CLC whom Employee had served during his term of employment for the purpose of providing services which constitute the Business of Bank or Business of CLC (in each case as defined above).

          6.02  During Employment. During Employee's employment with CTFS,
                -----------------
Employee shall not, except on behalf of CTFS, the Bank or CLC, solicit, divert, take away or accept the business of, or attempt to solicit, divert or take away the business of, any of the customers, depositors or borrowers of CTFS, the Bank or CLC for the purpose of performing the Business of Bank or Business of CLC for such customers, depositors or borrowers.

     7.   Non-Interference with Personnel Relations.
          -----------------------------------------

     Employee shall not, during his employment with CTFS and for a period of two
(2) years after the termination of his employment with CTFS for any reason, knowingly solicit, entice or persuade any other employees or agents of CTFS, the Bank or CLC (or of any of their subsidiaries or affiliates) to leave the services of CTFS, the Bank or CLC (or such subsidiary or affiliate).

     8.   Notification of Subsequent Employment.
          -------------------------------------

     During a period of two (2) years after the termination of Employee's employment with CTFS, Employee shall notify CTFS in writing, within thirty (30) days after accepting employment with any other corporation, partnership, association, person, organization or other entity, of the name and address of Employee's new employer and Employee's functions with his new employer.

     9.   Covenant Not to Compete.
          -----------------------

          9.01  General. For purposes of this Section 9, CTFS, the Bank, CLC and
                -------
Employee conduct the following business in the following territories:

     (a) CTFS is engaged in the business of transacting business as a holding company with (i) the Bank as its subsidiary bank which accepts deposits, makes loans, cashes checks and otherwise engages in the business of banking and (ii) CLC as its subsidiary industrial loan company which loans money in amounts of $3,000 or less pursuant to the Georgia Industrial Loan Act (O.C.G.A. 7-3-1- et
                                                                            --
seq. (collectively, the "Business of CTFS").
---
     (b) CTFS (through the Bank and CLC) actively conducts the Business of CTFS in the geographic areas of Georgia at the business locations of the Bank's and CLC's offices set forth on Exhibit "A" to this Agreement, which Exhibit "A" is
                           -----------                          -----------
incorporated herein by this reference.

     (c) Employee has established business relationships and performs the duties required of Employee under this Agreement in the geographic area covered by a circle having a radius of twenty (20) miles from the main office location of the Bank and a circle having a radius of fifteen (15) miles from the location of each branch office of the Bank and each office of CLC, all as set forth on Exhibit "A" to this Agreement, and will work exclusively in such areas while in
-----------
the employ of CTFS.

          9.02  Non-Competition. Employee covenants and agrees that for a period
                ---------------
of one (1) year after the termination of his employment with CTFS for any reason, Employee shall not directly or indirectly, as principal, agent, trustee, consultant or through the agency of any corporation, partnership, association, trust or other entity or person, on Employee's own behalf or for others, provide services that are the same as or similar to the services provided by Employee under this Agreement to or for the benefit of any entity or person conducting the Business of CTFS or the Business of Bank or the Business of CLC within the geographic area covered by a circle having a radius of twenty (20) miles from the location of the main office of the Bank and a circle having a radius of fifteen (15) miles from the location of each branch office of the Bank and each office of CLC, all as set forth on Exhibit "A" to this Agreement.
                                   -----------

          9.03  Amendment of Exhibit "A". Employee and CTFS shall periodically
                ------------------------
amend this Agreement by updating and initialing Exhibit "A" attached hereto so
                                                -----------
that it at all
times lists the then current location of (i) the Bank's main office, (ii) each branch office of the Bank and (iii) each office of CLC.

     10.  Termination.
          -----------

          10.01  Grounds for Termination. This Agreement shall terminate prior
                 -----------------------
to the expiration of the initial Term set forth in Section 2 or any extension thereof in the event that at any time during such initial Term or any extension thereof:

          (a) CTFS shall give notice to Employee that CTFS is terminating this Agreement without cause, which notice shall specify the effective date of Employee's termination;

          (b) Employee shall die or the Board of Directors of CTFS shall determine that Employee has become disabled (as defined in Section 10.02); or

          (c) The Board of Directors of CTFS shall determine that Cause exists. "Cause" means (i) having been convicted under the laws of any governmental jurisdiction of (A) a felony or (B) a criminal offense which is not a felony but which has a material adverse effect on CTFS (or any of its subsidiaries or affiliates) or on the ability of Employee to carry out his duties hereunder (provided, however, that in no event shall minor traffic violations constitute "Cause"), (ii) having committed any action constituting theft or fraud against CTFS (or any of its subsidiaries or affiliates), (iii) the breach of any of the Employee's covenants or obligations hereunder, (iv) the knowing failure of the Employee to follow specific directives of the Board of Directors of CTFS consistent with Employee's duties or (v) the termination by Employee of his employment hereunder prior to the expiration of the term of this Agreement, unless such termination is pursuant to Section 10.01(d) or 10.01(e) hereof.

          (d) Employee shall determine that CTFS has breached this Agreement in any material respect (including, but not limited to, CTFS' failure to make any payment required under this Agreement), which breach is not cured by CTFS within thirty (30) days after written notice of such breach is delivered to CTFS by the Employee.

          (e) Employee, within thirty (30) days following the occurrence of a "Change in Control" (as defined in Section 10.03), notifies CTFS, in writing, that he is electing to terminate this Agreement pursuant to this Section 10.01(e).

     Notwithstanding any termination of this Agreement, in consideration of his employment hereunder to the date of such termination, to the extent specifically provided for herein, the Employee shall remain bound by the provisions of this Agreement which specifically relate to periods subsequent to the termination of Employee's employment hereunder.

          10.02  "Disability" Defined. The Board of Directors of CTFS may, in
                 --------------------
its discretion reasonably exercised, determine that Employee has become disabled, for the purpose of Section 10.01(b) of this Agreement, in the event that Employee shall fail, in one or more material respects, because of illness or other physical or mental incapacity, to render services of the character contemplated by this Agreement for an aggregate of more than ninety (90) calendar days during any period of twelve (12) consecutive months.

          10.03  "Change in Control" Defined. For purposes of this Agreement, a
                 ----------------------------
"Change in Control" shall be deemed to have occurred if more than fifty percent (50%) of CTFS' outstanding common stock or equivalent in voting power of any class or classes of outstanding securities of CTFS entitled to vote in elections of its Directors, shall be acquired by any person or group of persons acting in concert. Additionally, a Change in Control shall be deemed to have occurred if
(i) more than fifty percent (50%) of the Bank's outstanding common stock or equivalent in voting power of any class or classes of outstanding securities of the Bank entitled to vote in elections of its Directors, shall be acquired by any person or group of persons acting in concert or (ii) substantially all of
                                                 --
the assets of the Bank shall be sold to another person and (iii) at the time of
                                                       ---
the occurrence of (i) or (ii), Employee is serving as Chief Executive Officer of the Bank.

          10.04  Surrender of Records and Property. Upon the request of CTFS
                 ---------------------------------
and, in any event, upon termination of his employment with CTFS , Employee shall deliver promptly to CTFS all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, which are the property of CTFS, the Bank or CLC (or any of their subsidiaries of affiliates) and which relate in any way to the business, products, practices or techniques of CTFS, the Bank or CLC (or any of their subsidiaries or affiliates), and all other property, Trade Secrets and Confidential Information of CTFS, the Bank or CLC (or any of their subsidiaries or affiliates), including, but not limited to, all documents which in whole or in part contain any Trade Secrets or Confidential Information of CTFS, the Bank or CLC (or any of their subsidiaries or affiliates), which in any of these cases are in his possession or under his control.

     11.  Compensation Upon Termination.
          -----------------------------

     (a) In the event this Agreement is terminated pursuant to Section 10.01(a), 10.01(d) or 10.01(e) hereof, Employee will receive a lump sum payment equal to the "Severance Amount" (hereinafter defined), in addition to (i) payment to Employee of semi-monthly installments of his then current Base Salary through the effective date of termination and (ii) reimbursement of expenses incurred by Employee in accordance with Section 4.05 hereof. Additionally, in the event this Agreement is terminated pursuant to Section 10.01(d) or 10.01(e) hereof, Employee shall be entitled to receive any bonus, or pro rata portion thereof, to which Employee may be entitled pursuant to Section 4.02 hereof, provided that any such bonus shall be paid in accordance with Section 4.02, and not upon Employee's termination, and provided, further, that Employee acknowledges and agrees that Employee is not entitled to any such bonus, or pro rata portion thereof, for the fiscal year in which this Agreement is terminated if this Agreement is terminated pursuant to Section 10.01(a). For purposes of this Section 11(a) "Severance Amount" shall mean an amount equal to the annual Base Salary in effect on the date of termination.

     (b) In the event this Agreement is terminated pursuant to any provision hereof other than Sections 10.01(a), 10.01(d) or 10.01(e), Employee shall not be entitled to any compensation other than (i) semi-monthly installments of his then current Base Salary accrued through the effective date of termination and
(ii) reimbursement of expenses incurred by Employee in accordance with Section
4.05 hereof, and all rights of Employee to further compensation shall thereupon cease and be terminated.

     12.  Assignment and Inurement. This Agreement shall enure to the benefit
          ------------------------
of and be binding upon the parties hereto and their respective heirs, successors, administrators, and permitted assigns. This is a personal service contract and, except to the extent specifically contemplated hereby, may not be assigned by Employee without the prior written consent of CTFS.

     13.  Injunctive Relief. Employee agrees that it would be difficult to
          -----------------
compensate CTFS fully for damages for any violation of the provisions of this Agreement, including without limitation the provisions of Sections 5, 6, 7, 8, 9 and 10.04. Accordingly, Employee specifically agrees that CTFS shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement. This provision with respect to injunctive relief shall not, however, diminish the right of CTFS to claim and recover damages in addition to injunctive relief.

     Notwithstanding anything in Section 15 hereof to the contrary, any party to this Agreement may petition the Superior Court of Paulding County, Georgia for temporary injunctive relief. All disputes, controversies or claims arising out of or related to this Agreement, other than a request for temporary injunctive relief, shall be resolved in accordance with the provisions of Section 15 hereof. The parties hereby agree that jurisdiction and venue for any action seeking temporary injunctive relief pursuant to this Section 13 shall lie in the Superior Court of Paulding County, Georgia. The parties hereby agree, further, that any temporary restraining order entered pursuant to this Section 13 shall remain in effect until the dispute giving rise thereto is resolved pursuant to the provisions of Section 15 and the parties agree to enter into any and all consent orders required to maintain such temporary restraining order in effect until such time.

     14.  Miscellaneous.
          -------------

          14.01  Governing Law. This Agreement is made under and shall be
                 -------------
governed by and construed in accordance with the laws of Georgia.

          14.02  Prior Agreements. This Agreement contains the entire agreement
                 ----------------
of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. "Notwithstanding the foregoing, the parties expressly agree that they are parties to an Executive Supplemental Retirement Plan Executive Agreement dated
              ----------------------------------------------------------
the 1st day of January, 2000 and a Life Insurance Endorsement Split Dollar Plan
                                   --------------------------------------------
Agreement dated the 1st day of January, 2000. To the extent that any provisions
---------
of this Employment Agreement shall conflict with the provisions of the aforestated agreements, the provision of the aforestated agreements shall supercede and replace the provisions of the Employment Agreement.

          14.03  Withholding Taxes. CTFS may withhold from any benefits payable
                 -----------------
under this Agreement all federal, state, city and other taxes as shall be required pursuant to any law or governmental regulation or ruling.

          14.04  Amendments. No amendment, modification or waiver of this
                 ----------
Agreement or any provision hereof shall be deemed effective unless made in writing signed by the party against whom enforcement of the amendment, modification or waiver is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated and shall operate only as to the specific term or condition waived.

          14.05  Notices. Any notice, request, demand or other document to be
                 -------
given hereunder shall be in writing, and shall be delivered personally or sent by registered, certified or express mail or facsimile followed by mail as follows:

                    If to CTFS:

                    3844 Atlanta Highway
                    Hiram, Georgia 30141
                    Attention: Chairman

                    If to Employee:

                    34 Ponderosa Drive
                    Dallas, Georgia 30157

or to such other address as either party hereto may hereafter duly give to the other.

          14.06  Severability. To the extent any provision of this Agreement
                 ------------
shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid or enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. Employee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

     15.  Arbitration. Any and all disputes, controversies or claims arising out
          ------------
of or related to this Agreement (other than a request for a temporary order pursuant to Section 13 hereof), shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). Judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event of any inconsistency between the provisions of this Section 15 and AAA's Commercial Arbitration Rules, the provisions of this Section 15 shall govern. Any party may initiate arbitration by serving written notice of its intention to arbitrate on the other parties. The venue of any such arbitration shall be Atlanta, Georgia. The arbitration panel shall consist of three arbitrators selected as follows. Within thirty (30) days following the date on which the arbitration provision of this Section 15 is invoked by a party, Employee, on the one hand, and CTFS, on the other, shall each select an arbitrator from a list of arbitrators provided by AAA. The lists from which Employee and CTFS select their respective arbitrators shall be identical. If either Employee or CTFS fails to select its arbitrator within the time required, the other shall be entitled to select its arbitrator for it. Within fifteen (15) days following the selection of the last to be selected of the two (2) arbitrators, the two (2) arbitrators so selected shall select a third arbitrator. A preliminary arbitration hearing shall be held within thirty (30) days following the selection of the third arbitrator for the purpose of scheduling discovery and the evidentiary hearing(s). The first evidentiary hearing shall be held within thirty (30) days following the preliminary hearing. The arbitration panel shall deliver its award in writing, including findings of facts, to the parties within thirty (30) days following the final arbitration hearing. Evidence and testimony shall be admitted in accordance with the Federal Rules of Evidence. The arbitration panel shall have authority to grant temporary or permanent injunctive relief or other equitable remedies. Each party shall bear its own costs and expenses of the arbitration proceeding.


/s/ WAF                       /s/ RA
----------                    -------------
CTFS                          Employee

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

                                    RONNIE AUSTIN

                                    /s/ Ronnie Austin
                                    --------------------------------------

                                    COMMUNITY TRUST FINANCIAL
                                    SERVICES CORPORATION

                                    By /s/ W.A. Foster III
                                       -----------------------------------
                                    Title: Chairman

                                  EXHIBIT "A"

Main Office Location of Bank

3844 Atlanta Highway
Hiram, Georgia 30141

Location of Bank Branch Offices

Dallas Office
100 Hardee Street
Dallas, Georgia 30132

Kroger Office
4215 Jimmy Lee Smith Parkway, Suite 4
Hiram, Georgia 30141

Butler Crossing
3161 Cobb Parkway
Suite 100
Kennesaw, Georgia  30152

Battle Ridge
6190 Powder Springs Road SW
Building 300, Suite A
Marietta, Georgia  30064

Location of CLC Offices

Rockmart Office
1101A North Piedmont Avenue
Rockmart, Georgia 30153

Rossville Office
203 Chickamauga Avenue
Rossville, Georgia 30741

Dahlonega Office
989 Grove Street, North B
Dahlonega, GA  30533

Cartersville Office
108 West Main Street
Cartersville, GA  30120

Cartersville Office
102 Merchants Square
Cartersville, GA  30121

Rome Office
7 West 4/th/ Avenue
Rome, GA  30161

Dalton Office
336 South Hamilton Street
Dalton, GA  30720

Gainesville Office
565D Shallowford Road
Gainesville, GA  30504

Oakwood Office
Post Office Box 176
Oakwood, GA  30566

Woodstock Office
9740 Main Street, Suite 110
Woodstock, GA  30188